Exhibit 99.4

Sinclair Oil Corporation to Combine Refining and Logistics Assets and Related Operations

with HollyFrontier Corporation and Holly Energy Partners, L.P.

SALT LAKE CITY – Aug. 3, 2021 – The Sinclair Companies, a privately held company that wholly owns Sinclair Oil Corporation, today announced that it has entered into definitive agreements to combine substantially all of Sinclair Oil’s refining, renewable diesel, and logistics assets with those of HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier”) and Holly Energy Partners, L.P. (NYSE:HEP) (“HEP”), a HollyFrontier-affiliated midstream master limited partnership. As part of the transaction, HollyFrontier will form a new parent company called “HF Sinclair Corporation” (“HF Sinclair”), which will replace HollyFrontier as the public company trading on the NYSE.

Under the agreements, Sinclair Oil’s branded marketing business and all related commercial activities and its refineries and related operations and assets in Casper and Sinclair, Wyoming, will combine with HollyFrontier. Sinclair Oil’s logistics and storage assets, including approximately 1,200 miles of pipelines, two crude oil terminals and eight light product terminals, will combine with HEP. It is expected that the vast majority of Sinclair Oil employees will be invited to continue in their positions following the combination. The transaction does not include exploration and production assets owned by Sinclair Oil & Gas Company.

The Sinclair Companies has great confidence in the merits of this transaction and is enthusiastic about the future of HF Sinclair. The Sinclair Companies will receive approximately 60.2 million shares of HF Sinclair common stock and 21 million HEP common units, equating to ownership of approximately 26.75% of HF Sinclair and 16.6% of HEP following the closing of the transaction. Upon completion of the transaction, The Sinclair Companies will have the right to nominate two representatives to the HF Sinclair Board of Directors and one representative to the HEP Board of Directors at the closing.

“As the oil and gas industry has evolved in recent years, we have carefully considered how best to position Sinclair Oil’s refinery and logistics assets and their related operations for the future,” said Ross Matthews, Sinclair Oil Chairman and Chief Executive Officer. “We’re confident these businesses—and the dedicated employees who operate them—will continue to thrive under this new ownership structure. We expect these businesses will benefit significantly from HollyFrontier’s and HEP’s operational expertise, their network of refineries and midstream assets in the Western U.S., and the flexibilities that come with being part of a larger organization. Sinclair Oil’s employees bring a wealth of talent and capability, including in the production of renewable diesel, which will be an important and growing line of business for HF Sinclair. Sinclair Oil also adds to HF Sinclair an outstanding and extremely successful brand marketing team. The transaction will help accelerate the ongoing rapid expansion of our Sinclair Oil-branded retail sites and the iconic DINO brand.”

“We also believe that HollyFrontier and HEP are an excellent cultural fit, with a shared commitment to integrity and respect for our employees, our communities and the environment,” Mr. Matthews explained. “We anticipate a seamless transition for our employees, distributors and other stakeholders following the closing of the transaction.”

Carol Holding, Chairman of The Sinclair Companies, added, “My husband, Earl, and I have always known that employees are the key to our Company’s success. I am grateful for the efforts of each of the people who have worked alongside of us. Together, we have dreamed impossible dreams and many came true. Combining our strong and healthy oil business with this great team at HollyFrontier and HEP is our way of providing continued growth and new opportunities for our employees. I am proud of the reputation we have for hard work, honesty and integrity. I know these will be important values at HF Sinclair, where our people will continue to serve with pride.”

“This is the beginning of a new chapter for Sinclair Oil. But it is anything but the end of the road for The Sinclair Companies’ involvement in the oil industry,” Mr. Matthews continued. “The Sinclair Companies will be a significant shareholder of both HF Sinclair and HEP and actively involved in both companies’ boards. Sinclair Oil is deeply proud of the role it has played—since 1916—in growing the U.S. energy sector, fueling our country’s economy and providing outstanding domestic manufacturing jobs for the American people. The Sinclair Companies and its ownership are so pleased to be continuing in these traditions as part of HF Sinclair.”

The transaction, which is expected to close mid-2022, is subject to the satisfaction of customary closing conditions, including applicable regulatory clearance.

Tudor, Pickering, Holt & Co. is serving as financial advisor to Sinclair and Vinson & Elkins LLP is serving as its legal counsel.

About Sinclair Oil Corporation

Sinclair Oil is a privately held Wyoming company with offices in Salt Lake City and more than 1,200 employees across several states. Sinclair Oil owns and operates two refineries in Wyoming, along with a network of both crude oil and finished-product pipelines and terminals in the Rocky Mountain and midcontinent regions. Through a subsidiary, Wyoming Renewable Diesel Company, Sinclair Oil has been producing renewable diesel since early 2018. The Company markets fuel in 19 states, supplying high-quality fuels to more than 1,300 branded stations, featuring DINOCARE™ TOP TIER™ Gasoline. The Company also licenses the use of the Sinclair brand at more than 300 locations throughout the country in areas where it does not have a supply capability. Sinclair Oil and Gas Company manages its exploration and production portfolios by only participating in major oil and gas development projects in the United States. For more information, visit SinclairOil.com and follow the brand on Facebook, Twitter and Instagram.

Additional Information and Where to Find It

The issuance of shares of HF Sinclair common stock to Sinclair in the proposed transactions (the “Sinclair Stock Consideration”) will be submitted to HollyFrontier’s stockholders for their consideration. In connection with the issuance of the Sinclair Stock Consideration, HollyFrontier will (i) prepare a proxy statement for HollyFrontier’s stockholders to be filed with the Securities and Exchange Commission (the “SEC”), (ii) mail the proxy statement to its stockholders, and (iii) file other documents regarding the issuance of the Sinclair Stock Consideration and the proposed transactions with the SEC. This communication is not intended to be, and is not, a substitute for such filings or for any other document that HollyFrontier may file with the SEC in connection with the issuance of the Sinclair Stock Consideration or the proposed transactions. HOLLYFRONTIER SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when they become available) and any other documents filed or furnished by HollyFrontier with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, HollyFrontier security holders will be able to obtain free copies of the proxy statement from HollyFrontier by going to its investor relations page on its corporate web site at www.hollyfrontier.com.

Participants in Solicitation

HollyFrontier and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the issuance of the Sinclair Stock Consideration. Information about HollyFrontier’s directors and executive officers is set forth in its definitive proxy statement filed with the SEC on March 25, 2021. The proxy statement is available free of charge from the sources indicated above and from HollyFrontier by going to its investor relations page on its corporate web site at www.hollyfrontier.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the issuance of the Sinclair Stock Consideration will be included in the proxy statement and other relevant materials HollyFrontier files with the SEC in connection with the proposed transactions.

Contacts

Adam Suess

Vice President, Government and External Relations and Counsel, The Sinclair Companies

801-526-3754

Media

Ed Trissel / Clayton Erwin

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Adam Suess

Vice President, Government and External Relations and Counsel, The Sinclair Companies

801-526-3754